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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                  of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  SEPTEMBER 30, 1998



                                  EXCITE, INC.
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             (Exact name of Registrant as specified in its charter)




                                    DELAWARE
            --------------------------------------------------------
                 (State or other jurisdiction of incorporation)



        0-28064                                               77-0378215
---------------------------                          ---------------------------
    (Commission                                              (IRS Employer
     File Number)                                          Identification No.)


   555 Broadway, Redwood City, CA                                       94063
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(Address of principal executive offices)                              (Zip Code)



                                 (650) 568-6000
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 5: OTHER EVENTS

     The Company's revenue of $44.0 million for the third quarter ended September 30, 1998, was nearly triple the $16.0 million for the corresponding third quarter of 1997. Revenues for the third quarter represented a 33% sequential increase over the $33.0 million reported in the second quarter of 1998.

     The net loss for the third quarter of 1998 was $6.8 million, or $0.14 per share, which includes a non-cash charge of $7.6 million as described below. These results compare to a loss of $8.2 million, or $0.27 per share, for the corresponding quarter of the prior year.

     For the year to date, the Company generated revenue of $100.0 million and a net loss of $39.7 million, or $0.86 per share. For the corresponding period of 1997, the Company generated revenue of $33.6 million and a net loss of $28.4 million, or $1.07 per share.

     After discussions with the Staff of the Securities and Exchange Commission (the "SEC"), the Company has revised the original accounting for the Netscape Netcenter ("Netcenter") Agreement and increased the fair value of the warrants issued to Netscape by $3.8 million. The total consideration of $89.9 million has been capitalized as Prepaid Netscape Distribution Fees and Trademarks. The amount capitalized represents the amount of the sum of the prepayments
($70.0 million) and the revised independent valuation of the warrants issued ($19.9 million) from the Netcenter Agreement. The $89.9 million, representing the combined value of marketing and distribution rights, trademarks and other exclusivities, which extend over the term of the Netcenter Agreement, will be recognized ratably over the term of the agreement as distribution services are received, commencing with the launch of the service in June, 1998.

     These changes will result in an additional non-cash charge of $7.6 million, or $0.15 per share, each quarter over the two-year term of the Netscape Agreement, which terminates on April 30, 2000. This additional amortization has been reported as a separate line item on the Company's Consolidated Statements of Operations.


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                                  EXCITE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                       SEPTEMBER 30,
                                                         --------------------------------    -------------------------------
                                                              1998             1997               1998             1997
                                                         ---------------  ---------------    ---------------  --------------
Revenues                                                    $ 44,004        $ 15,962            $100,010         $ 33,566

Cost of revenues:

Hosting costs                                                  4,447           2,518              10,902            6,054

Royalties and other cost of revenues                           3,277           1,145               8,875            2,241

Amortization of purchased technology                              --           1,939                  --            6,276

                                                         ---------------  ---------------    ---------------  --------------
     Total cost of revenues                                    7,724           5,602              19,777           14,571
                                                         ---------------  ---------------    ---------------  --------------
         Gross profit                                         36,280          10,360              80,233           18,995

Operating expenses:

Research and development                                       8,151           4,332              21,342           11,015

Sales and marketing                                           16,294           7,858              41,286           21,338

Distribution license fees and data acquisition costs           5,664           3,216              14,829            4,953

General and administrative                                     4,264           2,837              10,948            5,969

In-process technology                                             --              --              16,200            2,346

Merger and acquisition related costs, including
  amortization of goodwill and other purchased
  intangibles                                                    424             530               2,568            1,946

Amortization of prepaid Netscape service                       7,574              --              10,099               --
                                                         ---------------  ---------------    ---------------  --------------
  Total operating expenses                                    42,371          18,773             117,272           47,567
                                                         ---------------  ---------------    ---------------  --------------
Operating loss                                                (6,091)         (8,413)            (37,039)         (28,572)

Interest income (expense) and other, net                        (141)            164                (984)             163

Equity share of losses of affiliated company                    (614)             --              (1,644)              --
                                                         ---------------  ---------------    ---------------  --------------
Net loss                                                     $(6,846)       $ (8,249)           $(39,667)        $(28,409)
                                                         ===============  ===============    ===============  ==============
Basic and diluted net loss per share (1)                     $ (0.14)       $  (0.27)           $  (0.86)        $  (1.07)
                                                         ===============  ===============    ===============  ==============
Shares used in computing net loss per share (1)               50,339          31,104              46,130           26,463
                                                         ===============  ===============    ===============  ==============

(1) All of the share and per share data have been adjusted to reflect the two-for-one stock split for shareholders of record as of the close of business on July 6, 1998.

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                                  EXCITE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                               SEPTEMBER 30,        DECEMBER 31,
                                                                                   1998                 1997
                                                                               -------------        ------------
                                                                                (unaudited)              (1)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments                                 $ 40,312            $32,066
Accounts receivable, net                                                            36,922             20,907
Prepaid Netscape distribution costs and trademarks, current portion                 43,991                 --
Prepaid expenses and other current assets                                            6,722              2,149
                                                                               -------------        ------------
 Total current assets                                                              127,947             55,122

Property and equipment, net                                                         26,471             15,143
Investment in affiliated company                                                       713                 --
Prepaid Netscape distribution costs and trademarks                                  32,758                 --
Intangible assets, net                                                               1,446              1,771
Other assets                                                                         2,654              4,657
                                                                               -------------        ------------
                                                                                  $191,989            $76,693
                                                                               =============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank line of credit and other notes payable                                          6,100              6,100
Accounts payable                                                                     6,781              5,717
Capital lease obligations, current portion                                           5,771              3,178
Non-lease financing, current portion                                                 1,158              1,176
Related party liabilities                                                            2,008              1,575
Other accrued liabilities                                                           21,646             14,406
                                                                               -------------        ------------
 Total current liabilities                                                          43,464             32,152

Capital lease obligations                                                            9,967              3,076
Non-lease financing                                                                  2,023              1,613
Convertible note                                                                     5,000              5,000

Stockholders' equity                                                               131,535             34,852
                                                                               -------------        ------------
                                                                                  $191,989            $76,693
                                                                               =============        ============

(1) Derived from audited consolidated financial statements at December 31, 1997.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EXCITE, INC.

Date: October 21, 1998                 By: /s/ Robert C. Hood
                                           ------------------------------
                                           Robert C. Hood
                                           Executive Vice President,
                                           Chief Administrative Officer and
                                           Chief Financial Officer


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